                                                               EXECUTION VERSION

EXHIBIT 10.2

                         NORTHWEST BIOTHERAPEUTICS, INC.
                     LOAN AGREEMENT, SECURITY AGREEMENT AND
                    10% CONVERTIBLE, SECURED PROMISSORY NOTE

$500,000.00                                                        JUNE 16, 2005

SECTION 1. GENERAL.

For value received, NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "Maker" or the "Company"), hereby promises to pay to the order of Toucan Capital Fund II, L.P. or its assigns (collectively, the "Holder"), the principal amount of Five Hundred Thousand Dollars ($500,000) upon written demand by Holder made at any time on or after the first anniversary of execution of this Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note (this "Note" or this "Agreement"), or such earlier date as may be applicable under Sections 3 and 4 hereof (the "Maturity Date"). Maker shall pay interest on the unpaid principal amount of this Note, accruing from and after the date hereof at the rate of ten percent (10%) per annum, compounding annually (computed on the basis of a 365-day year and the actual number of days elapsed) (the "Interest Rate"). Accrued interest shall be payable upon the payment of the principal of this Note. The principal of, and interest on, this Note shall be payable in lawful currency of the United States of America by wire transfer in immediately available funds to the account of Holder, as provided in writing to Maker by Holder. All payments shall be applied first to fees, costs and charges relating to this Note (including, without limitation, any costs of collection), then to accrued and unpaid interest, and thereafter to principal. This loan is made by Holder to Maker in anticipation of an equity financing. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Recapitalization Agreement.

SECTION 2. PRE-PAYMENT.

This Note may be pre-paid in whole or in part prior to the Maturity Date; provided Maker provides Holder with 30 days prior written notice thereof, and provided further that Holder shall have the option to convert this note in accordance with Section 12 hereof by notifying Maker of Holder's election on or before the expiration of such thirty (30) day notice period. In the event of prepayment, Maker shall pay a penalty in the amount of 1% of the principal and accrued interest then outstanding under this Note, unless a greater or lesser penalty is established or approved by the U.S. Small Business Administration ("SBA"). Conversion of this Note shall not be deemed a prepayment.

SECTION 3. DEFAULT INTEREST.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid principal amount and accrued and unpaid interest shall bear interest payable on demand at the lesser of (i) fourteen percent (14%) per annum, (ii) the maximum rate permitted under applicable rules and regulations of the SBA, or (iii) the maximum rate allowed by law (the "Default Interest"). Such interest

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                                                               EXECUTION VERSION

shall accrue, commencing upon the occurrence of an Event of Default and continuing until such Event of Default is cured or waived.

SECTION 4. DEFAULTS.

      4.1 Definitions. Each occurrence of any of the following events shall constitute an "Event of Default":


            (a) if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for five
(5) business days after written notice thereof from Holder;

            (b) if any representation or warranty of Maker made herein shall have been false or misleading in any material respect, or shall have contained any material omission, as of the date hereof;

            (c) if a default occurs in the due observance or performance of any covenant or agreement on the part of Maker to be observed or performed pursuant to the terms of this Note and such default remains uncured for five (5) business days after written notice thereof from Holder;

            (d) if a default occurs in Maker's performance of any of the terms and conditions of that certain Amended and Restated Recapitalization Agreement, dated as of July 30, 2004 and as amended on October 22, 2004, November 10, 2004, December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005 and June 16,
2005 (the "Recapitalization Agreement") or any Related Recapitalization
Document;

            (e) if Maker shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) make a general assignment for the benefit of creditors, or (iv) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

            (f) if there shall be filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an "Involuntary Petition") and such Involuntary Petition shall not have been dismissed within ninety (90) days after it was filed, provided, however, that insolvency of Maker shall not constitute a default, or the basis for a default, during the Bridge Period;

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                                                               EXECUTION VERSION

            (g) if final judgment(s) for the payment of money in excess of an aggregate of $25,000 (excluding any portion thereof that an insurance company of nationally recognized standing and creditworthiness has agreed to pay) shall be rendered against Maker and the same shall remain undischarged for a period of thirty (30) days;

            (h) if there occurs any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently currently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim, provided, however, that ongoing weakening of Maker's financial condition due to ongoing expenditures and Maker's failure to obtain equity financing shall not constitute a default, or the basis for a default, during the Bridge Period; or

            (i) if Maker deviates, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Disclosure Schedule (as defined herein), or takes any action or makes any promise, undertaking or commitment that would result in Maker incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Holder, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Holder.

      4.2 Cross-Default: Maker acknowledges that the financing contemplated by this Note is part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement and the Related Recapitalization Documents. Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement and the Related Recapitalization Documents, and that the Recapitalization Agreement and the Related Recapitalization Documents are subject to all of the terms and conditions of this Note. Maker agrees that any default by Maker under any provision of this Note, the Recapitalization Agreement or any of the Related Recapitalization Documents will constitute a default under each other Related Recapitalization Document and the Recapitalization Agreement.

      4.3 Remedies on Default.

            (a) Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness of Maker to Holder under this Note or otherwise shall immediately become due and payable, both as to principal and interest (including any deferred interest and any accrued and unpaid interest and any Default Interest); and (ii) Holder may exercise all the rights of a creditor under applicable state and/or federal law.

      (b) In case any one or more Events of Default shall occur and be continuing, and acceleration of this Note or any other indebtedness of Maker to Holder shall have occurred, Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity

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                                                               EXECUTION VERSION

and/or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in furtherance of the exercise of any power granted hereby or thereby or by law. No right conferred upon Holder by this Note shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 5. DEFENSES.

      5.1 No Offsets. The obligations of Maker under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

      5.2 Usury Limitations. It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or any other agreements or instruments between them, in no event shall such agreements or instruments require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under applicable law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by such laws. If any excess of interest is unintentionally contracted for, charged or received under the Note or under the terms of any other agreement or instrument between the parties, the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.

SECTION 6. REPLACEMENT OF NOTE.

      Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note. Any Note delivered in accordance with the provisions of this Section 6 shall be dated as of the date of this Note.

SECTION 7. EXTENSION OF MATURITY.

      Should the principal of or interest on this Note become due and payable on other than a business day, the due date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. For the purposes of the preceding sentence, a business day shall be any day that is not a Saturday, Sunday, or legal holiday in the State of Delaware.

SECTION 8. ATTORNEYS' FEES AND COLLECTION FEES.

      Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, Maker agrees to pay, in addition to principal and interest

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                                                               EXECUTION VERSION

due and payable hereon, all costs of collection, including, without limitation, reasonable attorneys' fees and expenses, incurred by Holder in collecting or enforcing this Note.

SECTION 9. WAIVERS; CONSENT TO JURISDICTION.

      9.1 Waivers by Maker. Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

      9.2 Actions of Holder not a Waiver. No delay by Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof shall be valid unless set forth in writing by Holder and then only to the extent set forth therein.

      9.3 Consent to Jurisdiction. Maker hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection that Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Maker and may be enforced in any court in which Maker is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Maker as provided in this Note or as otherwise permitted by applicable law.

      9.4 Waiver of Jury Trial. MAKER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

      9.5 Service of Process. Maker hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, to Maker, and/or by delivery of a copy thereof to a registered agent of Maker. Refusal to accept delivery, and/or avoidance of delivery, shall be deemed to constitute delivery. Maker irrevocably agrees that service in accordance with this Section 9.5 shall be deemed in every respect effective service of process upon Maker in any

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                                                               EXECUTION VERSION

such suit, action or proceeding, and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon Maker. Nothing in this
Section 9.5 shall affect the right of Holder to serve process in any manner otherwise permitted by law or limit the right of Holder otherwise to bring proceedings against Maker in the courts of any jurisdiction or jurisdictions.

SECTION 10. COVENANTS.

      10.1 Affirmative Covenants. So long as this Note shall remain outstanding:

            (a) Office. Maker shall maintain its principal office, and the majority of its employees, assets and operations, in the United States.

            (b) Use of Proceeds. Maker will use the proceeds from this Note only for the following purposes:

      (i) General operating expenses, expenses for the development and protection of its intellectual property, and other usual and customary commercial and business expenses incurred in pursuing its business plan and strategy, on and after the effective date hereof;

      (ii) Audit expenses and regular and special SEC filing expenses, for audits and filings occurring on or after the effective date hereof, including, without limitation, SEC filings relating to solicitation of any shareholder consents to the recapitalization of Maker; and

      (iii) Expenses of accountants, attorneys, consultants and other professionals (including, without limitation, the expenses of Investor described in Section 4.11 of the Recapitalization Agreement) relating to the recapitalization of Maker, in each case only to the extent that both the nature and the amount of such expenses are in conformity with the budget approved in advance in writing by Holder and included in the Disclosure Schedule. Maker will not use the proceeds from this Note for any other purpose. Without limiting the generality of the foregoing, none of the proceeds will be used, without prior written agreement by the Holder, (i) to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to repay any indebtedness or discharge any obligation to an person or entity, other than trade payables incurred in the ordinary course of business on or after the effective date hereof, and consistent with Maker's operating plans and budgets fully disclosed to the Holder prior to the Closing, or (iii) to engage in business activities which would cause a violation of 13 CFR 107.720. This latter limitation prohibits, without limitation, the use of proceeds: (i) directly or indirectly, for providing funds to others; (ii) for the purchase or discounting of debt obligations; (iii) for factoring or long-term leasing of equipment with no provision for maintenance or repair; (iv) for engaging in real estate transactions such that Maker could reasonably be classified under Major Group 65 (Real Estate) of the SIC Manual; (v) for business activities wherein the assets of the business of Maker (the "Business") will be reduced or consumed, generally without replacement, as the life of the Business progresses, and the nature of the Business does not require that a stream of cash payments be made to the financing sources of the Business, on a basis associated with the continuing sale of assets (examples of such businesses would include real estate development

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                                                               EXECUTION VERSION

projects, the financing and production of motion pictures, and oil and gas well exploration, development and production); (vi) for a foreign operation; (vii) to provide capital to a corporation licensed or sub-licensed under the Small Business Investment Act, (viii) to acquire farm land, (ix) to fund production of a single item or defined limited number of items generally over a defined production period, such production to constitute the majority, of the activities of Maker (examples include electric generating plants), or (x) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of Section 107.720 of Title 13 of the Code of Federal Regulations.

            (c) Seniority. Except as otherwise expressly provided, and except for security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule attached hereto as Exhibit B (the "Disclosure Schedule"), the indebtedness evidenced by this Note: (i) shall be senior in all respects to all other indebtedness or obligations of Maker of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder; (ii) shall not be made subordinate or subject in right of payment to the prior payment of any other indebtedness or obligation of any kind, direct or indirect, contingent or otherwise, other than obligations of Maker owed directly to the state or federal government, and other than any other indebtedness or obligations of Maker to Holder.

            (d) No Conflicting Agreements. Maker shall not enter into any agreement that would materially impair, interfere or conflict with Maker's obligations hereunder. Without Holder's prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way result in the creation of a security interest in any assets of Maker, including without limitation any Collateral (as defined in Exhibit A hereto).

            (e) Disclosure of Material Adverse Events. Within three (3) business days of Maker obtaining knowledge thereof, Maker will notify Holder in writing of any event that may have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted), or on any material assets or any Intellectual Property or other Collateral developed, owned, controlled, licensed, possessed, or used by Maker, or to which Maker has any right, option, entitlement or claim. Operating expenditures in the ordinary course of business and in accordance with operating budgets approved by Maker's Board of Directors and fully disclosed to Holder prior to the effective date hereof shall not be deemed to be material adverse events solely because they weaken Maker's financial condition in the absence of new equity financing of Maker.

            (f) Financial Information. So long as any principal and/or interest under this Note shall remain outstanding:

                  (i) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) and at such other times as Holder may reasonably request, Maker shall deliver to Holder a written assessment, in form and substance satisfactory to

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                                                               EXECUTION VERSION

      Holder, of the economic impact of such Holder's financing hereunder, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on Maker's business in terms of revenues and profits and on taxes paid by Maker and its employees.

                  (ii) Maker shall provide on a timely basis to Holder all financial information requested from time to time by Holder, including without limitation its quarterly and annual balance sheet and income statement. Such financial information shall be certified by a member of Maker's senior management. Financial information required shall also include such information as is necessary for Holder to file form 468 with the SBA.

                  (iii) In addition to the information specified in Section 10.1(f)(i) and (ii) above, upon request, Maker agrees promptly to provide Holder with sufficient additional information to permit Holder to comply with (i) its obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto and (ii) provide any other information reasonably requested or required by any governmental agency asserting jurisdiction over Holder.

                  (iv) Maker shall report its cash position and all expenditures and agreements, commitments or undertakings for expenditures to Holder on a bi-weekly basis.

            (g) Access. So long as any principal and/or interest under this Note shall remain outstanding, Maker shall permit Holder and its agents or representatives to visit and inspect Maker's properties, to examine its books of account and records and to discuss Maker's affairs, finances and accounts with its officers, all at such times during normal business hours as reasonably may be requested by Holder. Maker shall allow SBA Examiners access to its books and records, as reasonably required by such Examiners in connection with their annual audits of Holder or for any other legitimate purposes.

            (h) SBA Compliance. Maker acknowledges that Holder is a licensed Small Business Investment Corporation and thereby a participant in the SBIC program of the U. S. Small Business Administration ("SBA"), and as such is subject to the rules, regulations, guidance and direction of the SBA on matters affecting its business and investment practices, and that such rules and regulations affect the business activities and practices of the companies in which Holder makes investments. Maker shall promptly and fully cooperate with Holder to facilitate both Maker's and Holder's compliance with all such SBA rules, regulations, guidance and direction.

            (i) Business Activity. As long as this Note shall remain outstanding, Maker shall make no change in its business activity that would make it or any of its business activities non-compliant with SBA regulations and guidelines.

      10.2 Negative Covenants. So long as this Note shall remain outstanding:

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                                                               EXECUTION VERSION

            (a) Indebtedness. Maker shall not incur additional indebtedness, beyond the indebtedness already existing as of the date hereof, for borrowed money in excess of $10,000, in aggregate.

            (b) Liens. Maker shall not grant to any person or entity a security interest, lien, license, or other encumbrance of any kind, direct or indirect, contingent or otherwise, in, to or upon any assets of Maker, including, without limitation, any intellectual property of any kind, as defined in Exhibit A hereto (respectively, the "Intellectual Property" and the "Collateral").

            (c) Sale or License of Assets. Maker shall not sell, lease, transfer, assign or otherwise dispose of or encumber (including, without limitation through licensing or partnering arrangements) or abandon, conceal, injure or destroy any material assets (whether tangible or intangible) of Maker (including, without limitation, any Collateral (as defined in Section 11), other than with the prior written approval of Holder and in the ordinary course of business.

            (d) Issuance of Capital Stock. Except for (a) any transaction pursuant to an Unsolicited Proposal that Maker accepts in accordance with the fiduciary exception provided in Section 3.2 of the Recapitalization Agreement or
(b) shares of capital stock issuable upon exercise or conversion of warrants or convertible securities outstanding prior to February 1, 2004, Maker shall not without Holder's prior written approval: (i) issue any shares of capital stock or other securities, or any instruments exercisable for or convertible into capital stock or other securities, or (ii) make any promises, commitments, undertakings, agreements or letters of intent for any of the issuances described in (i) hereof.

            (e) Distributions and Redemptions. Maker shall not declare or pay any dividends or make any distributions of cash, property or securities of Maker with respect to any shares of its common stock, preferred stock or any other class or series of its stock, or, directly or indirectly (except for repurchases of common stock by Maker in accordance with the terms of employee benefit plans or written agreement between Maker and any of its employees approved by the Board of Directors of Maker prior to February 1, 2004), redeem, purchase, or otherwise acquire for any consideration any shares of its common stock or any other class of its stock.

            (f) Hiring. Maker shall not hire, engage, retain, or agree to hire, engage or retain, any Personnel, except with Holder's express prior written approval, on a case by case basis.

            (g) Severance. Maker shall not enter into, increase, expand, extend, renew or reinstate any severance, separation, retention, change of control or similar agreement with any Personnel, or agree, promise, commit or undertake to do so, except with Holder's prior written approval, on a case by case basis.

            (h) Facilities. Maker shall not purchase, lease, hire, rent or otherwise acquire directly or indirectly any rights in or to any asset or facility outside of the ordinary course of business in an amount in excess of $10,000, in aggregate, or agree, promise or commit to do so, except in accordance with the Maker's budget that has been approved by the Maker's board of directors and the Investor.

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                                                               EXECUTION VERSION

                        (i) Expenses. Maker shall make no expenditures in excess of $10,000 in aggregate other than in accordance with a budget pre-approved by Holder. Maker shall not deviate, during the period covered by such budget, more than $10,000 in aggregate from the budget included in the Disclosure Schedule, nor take any action or make any promise, undertaking or commitment that would result in Maker incurring or accumulating payables and/or other financial obligations of any kind, whether current or deferred, direct or indirect, for purposes other than as set forth in budgets expressly agreed to by Holder, and/or in any amounts in excess of the amounts set forth in such agreed budgets, which equal or exceed $10,000 in aggregate, and which have not been approved in writing in advance by Holder.

            (j) Other Limitations.

                  (i) Maker shall not change the nature of its business activity in a manner that would cause a violation of 13 C.F.R. Section 107.720 and/or
Section 107.760(b) (including, without limitation, by undertaking real estate, film production or oil and gas exploration activities). In the event that Maker changes the nature of its business activity such that such change would render Maker ineligible for financing pursuant to applicable SBA rules and regulations, Maker agrees to use its best efforts to facilitate a transfer or redemption of any securities then held by Holder.

                  (ii) Maker will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

                  (iii) For a period of at least one year after the date of this Note, Maker will locate no more than 49 percent of the employees or tangible assets of Maker outside the United States.

      10.3 Additional Covenant. Until the later of the expiration of the Standstill Period (as defined in Section 13 below) or the date on which this Note has been discharged in full, Maker shall not sell, license, loan or otherwise in any way transfer or distribute Maker's Tangential Flow Filtration ("TFF") devices or any similar device, or any specifications, diagrams, description or other information about the TFF devices, to any third party, or commit or promise or enter into any understanding of any kind, direct or indirect, contingent or otherwise, to do any of the foregoing in regard to Maker's TFF devices or any similar device, without the prior written consent of Holder in each case.

SECTION 11. SECURITY INTEREST.

      11.1 First Priority in All Collateral. To secure its obligations under this Note whether at stated maturity, by acceleration or otherwise, Maker hereby grants and pledges to Holder a first priority senior security interest in all of Maker's right, title and interest in, to and under all of Maker's tangible and intangible property, whether now owned, licensed or held or hereafter acquired, licensed, developed, held or arising, as described in Exhibit A hereto (the "Collateral"), and all proceeds of any kind from any disposition of any such Collateral. Such security interest

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                                                               EXECUTION VERSION

shall be senior to any security interest in the Collateral granted the holders of the Management Notes pursuant to any subordination agreement between Holder, the holders of the Management Notes and Maker, and shall be senior to any other security interest of any kind, direct or indirect, contingent or otherwise, in the Collateral except for the security interests and liens described in items 2, 3 and 4 of Schedule 14.11 of the Disclosure Schedule (only to the amounts set forth on such schedule) and any other indebtedness or obligations of Maker to Holder. If certificates of title are now, or hereafter become, issued or outstanding with respect to any of the Collateral, Maker promptly shall cause the senior security interest of Holder to be properly noted thereon. Maker agrees that the security interest herein granted has attached and shall continue until Maker's obligations under this Note have been paid, performed and indefeasibly discharged in full.

      11.2 Rights Cumulative. The rights and remedies of Holder with respect to the senior security interest granted hereby are in addition to those which are now or may hereafter be available to Holder as a matter of law or equity. Each right, power and remedy of Holder provided for herein, or now or hereafter existing at law or in equity, shall be cumulative and concurrent and shall be in addition to every right, power and remedy provided for herein, and the exercise by Holder of any one or more of the rights, powers and/or remedies provided for in this Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including a grantee, of any or all other rights, powers and/or remedies.

      11.3 Documentation of Security Interest. Maker shall execute, deliver, file, amend, and re-file any financing statements, instruments (including without limitation stock certificates), continuation statements, assignments, or other security agreements that Holder may require from time to time to confirm the liens arising out of this Note with respect to the Collateral. Maker agrees to pay all reasonable costs associated with filing and/or re-filing of any financing statements, continuation statements or other security agreements required to perfect and to continue perfection of Holder's security interest in the Collateral and all reasonable costs required to evidence the first priority of the security interest, including, without limitation, reasonable attorneys' fees. Maker authorizes Holder to file financing statements under the UCC with respect to the security interest granted hereby and agrees, upon request of Holder, to promptly and duly execute and deliver any and all such further instruments and documents, and to take such further action, as Holder may reasonably deem necessary or desirable to obtain the full benefits of this grant of security interest.

      11.4 No Conflicting Agreements. Maker shall not enter into any agreement on or after the effective date of this Note that would materially impair or conflict with Maker's obligations hereunder without Holder's prior written consent. Without Holder's prior written consent, Maker shall not permit the inclusion in any material contract to which it becomes a party on or after the effective date of this Note, of any provisions that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker's rights and interest in any property included within the definition of the Collateral acquired under such contracts. Maker represents and warrants that, as of the effective date of this Note, there are no existing agreements or undertakings that would materially impair or conflict with Maker's obligations hereunder or that could or might in any way prevent the creation, perfection and maintenance of a first priority security interest in Maker's rights and interest in any property included within the

                                                               EXECUTION VERSION

definition of the Collateral acquired under such contracts; except for existing equipment leases described in item 2 of Schedule 14.11 and the statutory liens described in items 3 and 4 of the Disclosure Schedule.

      11.5 Notification Requirements. Within two (2) business days of any officer, director or employee of Maker obtaining knowledge thereof, Maker will promptly notify Holder in writing of any event that materially adversely affects the value of any material Collateral, the ability of Maker to dispose of any material Collateral, or the rights and remedies of Holder in relation thereto, including the levy of any legal process against any of the Collateral.

      11.6 Foreclosure Remedy. Notwithstanding anything to the contrary herein or in the Recapitalization Agreement or any other agreement or document, in the event that Maker is unable to pay and discharge this Note in full on the Maturity Date, subject to the compliance with the requirements of the Delaware Uniform Commercial Code, nothing herein or in the Recapitalization Agreement or any other agreement or document shall be deemed to preclude, limit or restrict Holder from requiring the delivery of some or all of the Collateral in full or partial satisfaction of Maker's obligation under the Note. Alternatively, Holder may, in its sole discretion, elect to cause some or all of the Collateral to be sold, and the sale proceeds to be used to pay and discharge the Note in full.

SECTION 12. CONVERSION.

      12.1 Holder's Election. Notwithstanding any other provision of this Note or any applicable agreement or document, until, and/or in the absence of, purchases for cash of a minimum of $15 million of Convertible Preferred Stock, by Other Investors (as defined in the Recapitalization Agreement), on the terms and conditions set forth in the Recapitalization Agreement and the Convertible Preferred Stock Term Sheet, Holder may, in its sole discretion, elect to convert any or all of the principal and/or interest due under the Note into any Equity Security and/or Debt Security (each as defined below) and/or any combination thereof, in each case that Holder shall designate in Holder's sole discretion (the securities so elected being the "Holder Designated Securities"). Holder may make such determinations from time to time and at any time before this Note has been discharged in full, and, as applicable, at any time on or before the expiration of the thirty (30) day notice period required under this Note in the event the Maker wishes to prepay this Note. For purposes hereof, (i) the term "Equity Security" means any class or series of equity security, or any combination of classes and/or series of equity securities, of the Maker that have been authorized under the Maker's certificate of incorporation, as amended and/or restated, including by any certificate of designation (the "Charter"), or any new class or series of equity security, or any combination of new and/or existing classes and/or series of equity securities, of the Maker for which the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to obtain such authorization and (ii) the term "Debt Security" means any evidence of indebtedness of the Maker that the Maker has authorized, created or incurred, or that the Maker has undertaken any agreement, obligation, promise, commitment or letter of intent to authorize, create or incur.

                                                               EXECUTION VERSION

      12.2 Automatic Conversion. The principal amount of, and accrued and unpaid interest on, this Note shall automatically convert into Convertible Preferred Stock, upon the terms and conditions set forth herein and in the Recapitalization Agreement, only in the event, and upon the closing of, the purchase in cash (and not by conversion of debt, exercise of warrants or options, or conversion or exercise of other securities or instruments), on the terms and conditions set forth in the Convertible Preferred Stock Term Sheet, by Other Investors, as defined in the Convertible Preferred Stock Term Sheet, of a minimum of $15 million of Convertible Preferred Stock.

      12.3 Information for Holder's Election. Maker shall provide to Holder, within two (2) business days after notice of each request by Holder, all information reasonably requested by Holder in connection with any Equity Securities and/or Debt Securities, to enable Holder to make decisions regarding one or more conversions. In the event that Maker seeks to prepay this Note, Maker shall deliver to Holder, simultaneously and together with the notice required under Section 2 of this Note of Maker's interest in prepaying the Note, a summary of all material information, terms and conditions relating to all Equity Securities and Debt Securities (including any "side" letters or agreements or separate agreements).

      12.4 Conversion Price. The conversion price for any conversion pursuant to
Section 12.2 shall be the lowest nominal or effective price per share paid by the Other Investors who acquire such Convertible Preferred Stock (with the exception of shares issuable upon exercise of the Initial Bridge Warrants). The conversion price for any conversion into any equity or debt security pursuant to
Section 12.1 shall be the lowest of (i) the lowest nominal or effective price per share paid by any investor at any time on or after the date one year prior to the Effective Date (with the exception of (x) purchases of up to 35,000 shares of Common Stock pursuant to certain options to purchase, at a purchase price of $0.0001, that were outstanding on the Effective Date and held by members of the Board of Directors, as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and (y) shares issuable upon the exercise of the Initial Bridge Warrants, each of which shall be excluded from consideration under this section), (ii) the lowest nominal or effective price at which any investor is entitled to acquire shares (including, without limitation, through purchase, exchange, conversion or exercise) pursuant to any other security, instrument, or promise, undertaking, commitment, agreement or letter of intent of the Maker outstanding on or after the Effective Date or granted, issued, extended or otherwise made available by the Maker at any time on or after the date one year prior to the Effective Date (regardless of whether currently exercisable or convertible) (with the exception of (x) certain options to purchase up to 35,000 shares of Common Stock at a purchase price of $0.0001 that were outstanding on the Effective Date and held by members of the Board of Directors as set forth in Schedule 2.7(d) to the Recapitalization Agreement, and
(y) the Initial Bridge Warrants, each of which shall be excluded from consideration under this section); and (iii) the lesser of $0.10 per share or 35% discount to the average closing price per share of the Common Stock during any twenty consecutive trading days (beginning with the twenty consecutive trading days prior to the Effective Date); provided, however, that in no event shall the price per share calculated pursuant to this clause (iii) be less than $.04 per share. The calculation required by clause (ii) hereof shall initially be based upon Schedule 2.7(d) to the Recapitalization Agreement. All other rights, preferences, privileges, terms and conditions received by Holder in connection with any conversion and/or any securities issued by the Maker to Holder upon conversion, shall be no less favorable to Holder than the rights, preferences, privileges, terms and

                                                               EXECUTION VERSION

conditions any other investor in the Maker has received or is entitled to receive with respect to the security into which Holder is converting pursuant to any other security, instrument, promise, undertaking, commitment, agreement or letter of intent of the Maker, whether or not such rights, preferences, privileges, terms and conditions for any other investor are incorporated into the agreements or documents relating to any conversion or any issuance of the security or other instrument to that investor or are provided separately, at any time on or after one year prior to the Effective Date. In regard to each conversion hereunder, the Maker hereby agrees to take and/or arrange for all necessary corporate and related action to enable the execution of each such conversion elected by Holder.

      12.5 No Impairment. Maker shall not, by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, omission or agreement, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by Maker under and/or in connection with this Note, but shall at all times in good faith use best efforts to assist in carrying out of all the provisions of and/or relating to this Note and in taking all such action as may be necessary or appropriate to protect Holder's rights, preferences and privileges under and/or in connection with the Note against impairment. Holder's rights, preferences and privileges granted under and/or in connection with any Holder Designated Securities may not be amended, modified or waived without the Holder's prior written consent, and the documentation providing for such rights, preferences and privileges will specifically provide as such.

SECTION 13. STANDSTILL, EXCLUSIVITY AND CONFIDENTIALITY.

During the Bridge Period and the Equity Financing Period, as defined in the Recapitalization Agreement and in the Convertible Preferred Stock Term Sheet, but excluding the periods from February 18, 2004 through February 29, 2004 and from March 16, 2004 through the Effective Date (collectively the "STANDSTILL PERIOD") the parties shall have worked together, and shall continue to work together, in good faith with best efforts to implement the terms of the Recapitalization Agreement, upon which the parties shall have reached binding agreement and which the parties shall have executed as a condition precedent to the execution and funding of this Note. Except as provided in the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall work only with Holder and its agents, advisers and consultants, and shall have had, and shall continue to have, no discussions, negotiations and/or communications of any kind with any other parties, regardless of which party initiates or attempts to initiate any such contact or communication, in regard to any potential equity or debt financing of the Maker by parties other than Holder, and/or any joint venture, license, co-development or other business arrangement by or with parties other than Holder. Notwithstanding the fiduciary exception set forth in Section 3.2 of the Recapitalization Agreement, during the Standstill Period, the Maker and its officers, directors, employees, agents, advisers, consultants, partners and collaborators shall maintain confidentiality, and shall not have, and shall continue not to provide copies, excerpts, summaries, descriptions, or communicate in any way with any third parties, either directly or indirectly, as to any aspects of the recapitalization of Maker and/or any financing by Holder, including, without limitation, the identity of the parties involved, any terms of the Recapitalization Agreement, this Note, the

                                                               EXECUTION VERSION

Related Recapitalization Documents, the Convertible Preferred Stock or any other matter relating to the recapitalization of Maker, or the progress or status of any activities or processes relating to the recapitalization of Maker; provided, however, nothing herein shall prohibit the Maker from filing this Note, the Recapitalization Agreement and any Related Recapitalization Document with the Securities and Exchange Commission (the "SEC"), if required by the regulations of the SEC (subject to the covenant in Section 2.5(a) of the Recapitalization Agreement). During the Standstill Period, the Maker shall not make any sales of equipment or other assets of any kind, including, without limitation, any non-essential laboratory equipment, and the Maker shall comply with Section 10.3 in regard to the TFF devices.

SECTION 14. REPRESENTATIONS AND WARRANTIES.

Except as expressly set forth (with reference to a section in this Note) in the Disclosure Schedule attached hereto as Exhibit B (as updated as of each closing contemplated by the Recapitalization Agreement and the Related Recapitalization Documents), and only to the extent such exceptions are acceptable to Holder in its sole discretion as of the date of this Note, and independently as of the date upon which each additional Note is issued to Holder, and as of the date of each closing, if any, of the Anticipated Equity Financing, Maker represents and warrants to the following:

      14.1 Organization, Good Standing and Qualification. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

      14.2 Authorization of Note, Etc. The execution, delivery and performance by Maker of this Note has been duly authorized by all requisite corporate action by Maker in accordance with Delaware law. This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application effecting enforcements of creditors' rights or general principles of equity.

      14.3 No Conflicts. The execution, delivery, performance, issuance, sale and delivery of this Note and the Related Recapitalization Documents, and compliance with the provisions hereof by Maker, will not (a) to the knowledge of Maker, violate any provision of any law, statute, rule or regulation applicable to Maker or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its properties or assets or (b) conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any encumbrance upon any of the material assets of Maker under, the Charter or Bylaws of Maker (as they may be amended to date) or any agreement or instrument to which Maker is a party. As used herein, "encumbrance" shall mean any liens, charges,

                                                               EXECUTION VERSION

encumbrances, equities, claims, options, proxies, pledges, security interests, licenses or other similar rights of any nature.

      14.4 Compliance with Other Instruments. Maker is not in violation of any term of Maker's Charter, as amended, including any certificate of designation filed therewith, and/or Maker's Bylaws. Maker is not, in any material respect, in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which Maker or any of such Collateral is subject. To the best of Maker's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or violation, in any material respect, under any applicable judgments, orders, writs, decrees, federal, state and/or local laws, rules or regulations which would have a material adverse affect on the condition, financial or otherwise, or operations of Maker (as it is currently conducted and as it is proposed to be conducted) or on any material assets or any Intellectual Property or other Collateral owned, controlled, licensed, possessed, and/or used by Maker. To the best of its knowledge, Maker has avoided every condition, and has not performed any act, the occurrence of which would result in Maker's loss of any right granted under any license, distribution agreement or other agreement or Maker's loss of any rights in or to any Collateral.

      14.5 Approvals. Maker has obtained all necessary permits, authorizations, waivers, consents and approvals of or by, and made all necessary notifications of and/or filings with, all applicable persons (governmental and private), in connection with the execution, delivery, performance, issuance, sale and/or delivery of this Note, the Recapitalization Agreement and the Related Recapitalization Documents, and consummation by Maker of the transactions contemplated hereby and thereby, except as listed in Schedule 14.5

      14.6 Capitalization. The authorized capital stock of Maker consists of 300,000,000 shares of Common Stock, par value $0.001 per share and 100,000,000 shares of Preferred Stock, par value of $0.001 per share. As of the date hereof, 19,078,048 shares of Common Stock are issued and outstanding and 32,500,000 shares of Series A convertible preferred stock are issued and outstanding. No other shares of any class or series of Maker's capital stock are authorized and/or issued and outstanding. All issued and outstanding shares of capital stock of Maker have been duly authorized and validly issued, and are fully paid and non-assessable, and have been offered, sold and delivered by Maker in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 14.6, no subscription, warrant, option, convertible security, or other right (direct or indirect, contingent or otherwise) to purchase or otherwise acquire any equity securities of Maker is authorized or outstanding, and there is no agreement, promise, commitment, undertaking or letter of intent of any kind (direct or indirect, contingent or otherwise) by Maker to issue any shares, subscriptions, warrants, options, convertible securities, or other such rights, or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 14.6, Maker has no obligation of any kind (direct or indirect, contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Schedule 14.6 includes a true, accurate and complete statement describing the total number of shares of Maker outstanding as of the date of this Note (on a fully diluted basis, including, without limitation, all warrants and options outstanding (whether or not currently exercisable), all convertible instruments of any kind

                                                               EXECUTION VERSION

(whether or not currently convertible), shares of all classes of stock, and any agreements, promises, commitments, undertakings or letters of intent to issue any of the foregoing.

      14.7 Authorization of the Shares. Maker has, or before the first closing of the Anticipated Equity Financing hereunder will have, authorized the issuance and sale of a sufficient number of shares of Convertible Preferred Stock, par value $0.001 per share, and Common Stock of the Maker to fully implement the Recapitalization Plan, while maintaining such additional authorized but unissued shares as reasonably determined by Holder to be appropriate. Of such authorized shares, a sufficient number of shares shall be reserved for issuance upon any exercise of the Bridge Warrants and/or Preferred Stock Warrants. If at any time the number of authorized but unissued shares of Convertible Preferred Stock and/or of Common Stock is not sufficient to effect the conversion of all then outstanding convertible Notes and other instruments, and the exercise of all then outstanding warrants, options and similar instruments, then, in addition to such other remedies as may be available to Holder, including, without limitation, the exercise of Holder's right of first refusal set forth in Section 2.7(f) of the Recapitalization Agreement, Maker shall take such corporate action as may be necessary to increase its authorized but unissued shares of Convertible Preferred Stock and/or Common Stock to such number of shares as will be sufficient for such purposes. Such corporate action shall include, without limitation, obtaining all requisite regulatory approvals and any requisite shareholder approval of any necessary amendment to Maker's Charter.

      14.8 Litigation. Except as set forth in Schedule 14.8 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the knowledge of Maker, currently threatened against Maker, and/or its directors, officers, advisers, agents, properties, assets or business, in each case relating to Maker and/or its business, assets, operations or properties. Maker is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Maker currently pending or which Maker intends to initiate.

      14.9 No Liens. Except for liens for the benefit of Holder, created by this Note, the Recapitalization Agreement and/or any of the Related Recapitalization Documents, and except as set forth in Schedule 14.9 of the Disclosure Schedule, none of the material assets of Maker, including the Collateral, are subject to any existing lien, pledge, security interest or other encumbrance of any kind, direct or indirect, contingent or otherwise.

      14.10 Full Disclosure. Notwithstanding any other provision of this Note, neither this Note, nor any exhibit hereto, nor any written report, certificate, instrument or other information furnished to Holder in connection with the transactions contemplated under and/or in connection with Note contain any material misstatement (including, without limitation, any material omission), or is misleading in any material respect.

      14.11 No Other Security Interests or Other Encumbrances. Except as set forth in Schedule 14.11 (and only to the amounts set forth on such schedule), there are no existing security interests, pledges, liens or other encumbrances of any kind, direct or indirect, contingent or otherwise (including without limitation any licensing or partnering arrangements or agreements), in or relating to any assets of Maker, including, without limitation, any Intellectual

                                                               EXECUTION VERSION

Property (as defined herein) or other Collateral. All existing security interests, pledges, liens or other encumbrances of any kind, other than those set forth in Schedule 14.11 hereto (and only to the amounts set forth on such schedule), are subordinate to the security interest established pursuant to
Section 11 hereof, all necessary consents, subordination agreements and waivers, if any, have been obtained, and all amended filings and/or re-filings shall be made immediately upon execution of this Note.

      14.12 "Small Business".

                  (a) Small Business Status. Maker together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the "FEDERAL REGULATIONS")) is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT" or "SBIA"), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

                  (b) Information for SBA Reports. Maker has delivered and/or will deliver to Holder certain information, set forth by and regarding the Maker and its affiliates in connection with this Note, on SBA Forms 480, 652 and Part A and B of Form 1031. This information delivered was true, accurate, complete and correct, and any information yet to be delivered will be true, accurate, complete and correct, and in form and substance acceptable to Holder.

                  (c) Eligibility. Maker is eligible for financing by any Holder pursuant to Section 107.720 of Title 13 of the Federal Regulations and any other SBA regulations.

      14.13 Intellectual Property.

            (d) Definitions. "Intellectual Property" means all foreign and domestic intangible property and rights, owned, licensed, sub-licensed or otherwise obtained by Maker, including, without limitation, (i) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (ii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iii) all data, slides, observations, and laboratory results, produced by, for or on behalf of Maker, or which Maker has rights to obtain (collectively, "Data"); (iv) all FDA applications, registrations, filings and other rights (collectively, "FDA Rights") and all data and documentation supporting or relating thereto; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights");
(v) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, data, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all

                                                               EXECUTION VERSION

extensions, modifications and renewals of same (collectively, "Trademarks");
(vi) all other intellectual property or proprietary rights, including, without limitation, all claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

      "Intellectual Property Contracts" means all agreements involving, relating to or affecting the Intellectual Property, including, without limitation, agreements granting rights to use the Licensed or Sub-Licensed Intellectual Property, agreements granting rights to use Owned Intellectual Property, confidentiality agreements, Trademark coexistence agreements, Trademark consent agreements and non-assertion agreements.

      "Licensed or Sub-Licensed Intellectual Property" means the Intellectual Property that Maker is licensed, sub-licensed or otherwise permitted by other persons or entities to use.

      "Owned Intellectual Property" means the Intellectual Property owned by Maker.

      "Registered" means issued, registered, renewed or the subject of a pending application.

            (e) Schedule 14.13 ("Intellectual Property") sets forth a true and complete list and summary description of (A) all Registered or material Owned Intellectual Property (each identified as a Patent, Trademark, Trade Secret, Copyright or Other Proprietary Right, as the case may be); (B) all Licensed or Sub Licensed Intellectual Property and (C) all Intellectual Property Contracts.

            (f) All Intellectual Property is valid, subsisting and enforceable. No Owned Intellectual Property has been canceled, suspended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker's rights thereto. No Licensed or Sub-Licensed Intellectual Property has been canceled, suspended, not renewed or extended, adjudicated invalid, not maintained, expired or lapsed, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting Maker's rights thereto.

            (g) The Owned Intellectual Property is owned exclusively by Maker and has been used with all patent, trademark, copyright, confidential, proprietary and other Intellectual Property notices and legends prescribed by law or otherwise permitted.

            (h) No suit, action, reissue, reexamination, public protest, interference, opposition, cancellation or other proceeding (collectively, "Suit") is pending or threatened concerning any claim or position:

                  (i) that Maker, or another person or entity, has violated any Intellectual Property rights. To Maker's best knowledge, Maker is not violating and has not violated any intellectual property rights of any other party.

                                                               EXECUTION VERSION

                  (ii) that Maker, or another person or entity, has breached any Intellectual Property Contract. There exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by Maker, or a breach or default by another person or entity, under any Intellectual Property Contract. No party to any Intellectual Property Contract has given Maker notice of its intention to cancel, terminate or fail to renew any Intellectual Property Contract.

                  (iii) that the Intellectual Property has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by Maker. No such claim has been threatened or asserted. To Maker's best knowledge, no valid basis for any such Suits or claims exists.

            (i) To Maker's best knowledge, no other person or entity is violating, infringing upon or claiming rights incompatible with Maker's rights to any Intellectual Property. Maker has provided to Holder copies of all information reasonably available to it relevant to intellectual property rights claimed by third parties and possible infringement thereof including, without limitation, any freedom to practice or freedom to operate opinions.

            (j) Except as set forth on Schedule 14.13(j), Maker owns or otherwise holds valid rights to use all Intellectual Property used in its business.

            (k) Maker has timely made all filings and payments with the appropriate foreign and domestic agencies and other parties required to maintain in full force and effect all Intellectual Property. Except as set forth on
Schedule 14.13, no due dates for filings or payments concerning the Intellectual Property (including, without limitation, office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days prior to or after the closing, whether or not such due dates are extendable. Maker is in compliance with all applicable rules and regulations of such agencies and other parties with respect to the Intellectual Property. All documentation necessary to confirm and effect the Intellectual Property, if acquired from other persons or entities, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

            (l) Maker has undertaken and consistently implemented best efforts to protect the secrecy, confidentiality and value of all non-public Intellectual Property used in its business (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees and other persons or entities with access to such non-public Intellectual Property). Maker management has not disclosed any such non-public Intellectual Property to any persons or entities other than (i) Maker employees or Maker contractors who had a need to know and use such non-public Intellectual Property in the ordinary course of employment or contract performance, or (ii) prospective customers, and in each case who executed appropriate confidentiality agreements.

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                                                               EXECUTION VERSION

            (m) Maker has taken all reasonable measures to confirm that no current or former Maker employee is or was a party to any confidentiality agreement or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by Maker, such employee's performance of Maker's business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by Maker.

      14.14 SEC Filings; Financial Statements.

      (a) Maker has delivered or made available to Holder accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Maker with the SEC since January 1, 2003, and all amendments thereto (the "Maker SEC Documents"). Except as set forth on Schedule 14.14(a), all statements, reports, schedules, forms and other documents required to have been filed by Maker with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing): (i) each of the Maker SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Maker SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (b) The financial statements (including any related notes) contained in the Maker SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of Maker and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Maker and its consolidated subsidiaries for the periods covered thereby.

      14.15 Liabilities. Maker has the following accrued liabilities: (i) tax liabilities to the State of Washington in the maximum amount of $512,000 (ii) amounts payable to Cognate Therapeutics and (iii) future sublease payments to Mediquest Corporation for Maker's premises sublease not yet due, and a contingent lease liability to Benaroya Capital Co. LLC for premises currently occupied by MediQuest Corporation should Mediquest Corporation default on their lease with Benaroya Capital Co. LLC and which is not yet due, (iv) Maker's aggregate accrued, contingent and/or other liabilities of any nature, either mature or immature, as of the Seventh Amendment Date, do not exceed $448,602 (excluding amounts payable to Cognate), of which (x) $331,383 are currently due payables (including $284,497 for attorney and auditor fees), (y) $35,219 are the aggregate balances of capital leases payable in monthly installments in the amounts set forth in the budget included in the Schedule of Exceptions through the first calendar

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                                                               EXECUTION VERSION

quarter of 2006, decreasing thereafter, the last of which is fully amortized in May 2007, and (z) $82,000 are accrued vacation and sick pay.

      14.16 Compliance with All Standstill Provisions. Maker has complied in all respects with all standstill, exclusivity and confidentiality provisions of (a) this Note, the Recapitalization Agreement and the Related Recapitalization Documents, (b) Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of February 2, 2004 and (c)
Section 13 of that certain 10% Convertible, Secured Promissory Note by and between Maker and Holder dated as of March 1, 2004.

      14.17 Recall of TFF Devices. Maker has recalled all units of Maker's Tangential Flow Filtration ("TFF") devices, and all specifications, diagrams, description or other information relating to such TFF devices or any similar devices, from all third parties who may previously have possessed any of the foregoing, and, as of the Effective Date of this note, no third party possesses any of the foregoing.

SECTION 15. INDEMNIFICATION

      15.1 Indemnification Agreement.

            (a) In addition to all rights and remedies available to Holder at law or in equity, Maker shall indemnify Holder and each subsequent holder of this Note, and their respective affiliates, stockholders, limited partners, general partners, officers, directors, managers, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (other than any demand, claim, action or cause of action instituted by Maker), including interest, penalties, reasonable attorneys' fees and expenses, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (i) any material misrepresentation in, or material omission from, or breach of any of the representations, warranties, statements, schedules and/or exhibits hereto, certificates or other instruments or documents furnished to Holder by Maker in connection with this Note; or

                  (ii) any material nonfulfillment or material breach of any covenant or agreement on the part of Maker under this Note.

            (b) Notwithstanding the foregoing, Maker shall not be liable for any portion of Losses resulting from the gross negligence or willful misconduct of Holder or a subsequent holder of this Note.

            (c) Within twenty (20) days after receipt of notice of commencement of any action or the assertion of any claim by a third party, Holder shall give Maker written notice

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                                                               EXECUTION VERSION

thereof together with a copy of such claim, process or other legal pleading of such claim. Maker shall have the right to assist in the defense thereof by representation of its own choosing.

      15.2 Survival. All indemnification rights hereunder shall survive the execution and delivery of this Note and the consummation of the transactions contemplated hereby (i) for a period of two years with respect to representations and warranties made by Maker, and (ii) until fully performed with respect to covenants and agreements made by Maker, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Holder and/or any of the Indemnified Persons, or the acceptance by Holder of any certificate or opinion.

      15.3 Payment. Any indemnification of Holder or any other Indemnified Person by Maker pursuant to this Section 15 shall be effected by wire transfer of immediately available funds from Maker to an account designated by Holder or such other Indemnified Person within fifteen (15) days after the determination thereof.

SECTION 16. INTEGRATION WITH RECAPITALIZATION PLAN

Maker acknowledges and agrees that the funding provided by Holder pursuant to this Note is only being provided as part of an integrated Recapitalization Plan, as set forth in the Recapitalization Agreement. Maker further acknowledges and agrees that this Note is subject to all terms and conditions set forth in the Recapitalization Agreement.

SECTION 17. MISCELLANEOUS.

      17.1 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile with a copy sent by nationally recognized overnight courier, (iii) sent by nationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         if to Maker:      Northwest Biotherapeutics, Inc.
                           22322 20th Ave SE, Suite 150
                           Bothell, WA  98021
                           Fax: (425) 608 3146
                           Attn: Alton Boynton

         if to Holder:     Toucan Capital Fund II, LP
                           7600 Wisconsin Avenue
                           Suite 700
                           Bethesda, MD 20814
                           Fax: (240) 497-4060
                           Attention: Linda F. Powers

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

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                                                               EXECUTION VERSION

      17.2 Parties In Interest. This Note shall bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns. Maker shall not transfer or assign this Note without the prior written consent of Holder. Holder may transfer and assign this note without the prior consent of Maker.

      17.3 Entire Agreement. This Note together with the Disclosure Schedule and the Recapitalization Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

      17.4 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws of the State of Delaware or any other state).

      17.5 Headings. The section and paragraph headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

      17.6 Amendments. No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker. Also notwithstanding anything to the contrary, this Note shall be amended as and to the extent necessary to comply with the Small Business Investment Act and all regulations, advice, direction and guidance applicable to SBIC's.

      17.7 Nature of Obligation. This Note is being made for business and investment purposes, and not for household or other purposes.

      17.8 Expenses. Maker shall pay, reimburse or otherwise satisfy, upon demand of Holder, all fees, costs and expenses incurred and/or undertaken, and to be incurred and/or undertaken, by Holder relating to the preparation for, development of and implementation of the Recapitalization Plan set forth in the Recapitalization Agreement, including, without limitation, all due diligence expenses and all expenses relating to the Bridge Funding, the Anticipated Equity Financing and the transactions contemplated thereby and the documentation of the foregoing (including, without limitation all legal fees and expenses and costs incurred and to be incurred in connection with any SBA filings), which shall be satisfied by Maker upon Holder's demand, including but without limitation upon each closing of the Bridge Funding or Anticipated Equity Financing. This obligation shall apply regardless of whether or not all of the transactions contemplated in the Recapitalization Agreement close. At each closing of Bridge Funding and/or Anticipated Equity Financing, at Holder's sole discretion, and with respect to any or all of such fees, costs and expenses accrued through such closing, Maker shall (a) pay Holder in cash concurrently with such closing (or at Holder's sole discretion, Investor may withhold such amount from the wire of investment proceeds), (b) issue a Note in the form hereof in principal amount equal to such fees, costs and expenses (which at Holder's option may instead be evidenced as an increase in the principal amount of any Note issued in connection with such

                                                               EXECUTION VERSION

closing); or (c) treat such fees, costs and expenses as an unsecured payable. At any time following such closing, Holder may require any amounts that it elected to have Maker treat as unsecured amounts payable to be paid in cash or satisfied by issuance of a Note in the principal amount of some or all of such unsecured obligation.

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                                                               EXECUTION VERSION

      IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.

                                            NORTHWEST BIOTHERAPEUTICS, INC.

                                            By _________________________________

                                            Name: Alton Boynton

                                            Title: President

                              CONSENT AND AGREEMENT

      Toucan Capital Fund II, L.P. consents to the loan and security interest granted by Maker in the foregoing Note.

                                            TOUCAN CAPITAL FUND II, L.P.

                                            By :________________________________

                                            Name:  Linda Powers

                                            Title: Managing Director

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                                                               EXECUTION VERSION

                                    EXHIBIT A

                            DESCRIPTION OF COLLATERAL

      The "Collateral" consists of all of Maker's right, title and interest (in each case, whether now owned or hereafter acquired) in and to the following:

      (a) All intellectual property of any kind, whether owned, licensed or otherwise permitted to be used, and whether now held or hereafter acquired or developed (the "Intellectual Property"). Such Intellectual Property shall include, without limitation, all foreign and domestic intangible property and rights, owned, licensed or otherwise obtained by Maker, including, without limitation, (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registration for the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same, including without limitation those items reference on Appendix 1 hereto (collectively, "Trademarks"); (ii) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations and applications therefor, including divisions, continuations, continuations-in-part, requests for continued examination, and renewal applications, and including renewals, extensions and reissues, including without limitation those items reference on Appendix 2 hereto (collectively, "Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including, without limitation, processes, schematics, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights");
(v) all FDA applications, registrations, filings and other rights (collectively, "FDA Rights and Materials"); (vi) all results, information and data arising from, or obtained in connection with, research, development, pre-clinical work and/or clinical trials (collectively, "Data"); and (vii) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

      (b) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

      (c) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Maker's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing an any documents of title representing any of the above.

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

                                                               EXECUTION VERSION

      (d) All contract rights, general intangibles and intellectual property, now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, computer code, copyrights, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind.

      (e) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Maker arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Maker, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefore, as well as all merchandise returned to or reclaimed by Maker.

      (f) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Maker's books relating to the foregoing.

      (g) Each item of equipment, or personal property whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

      (h) All Maker's books relating to the foregoing and any and all claims, rights and interests in any of the above, whether now owned or hereafter acquired, and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, to the extent any of Maker's licensed Intellectual Property prohibits the transfer or encumbrance of such licensed Intellectual Property (the "Restricted Intellectual Property") without prior consent of the owner or licensor thereof, such Restricted Intellectual Property is hereby conditionally included within the definition of Collateral, subject to receipt, by or on behalf of Maker, of any required consents. If requested by Holder, Maker shall use its best efforts to obtain the required consents under any Restricted Intellectual Property within thirty (30) days of such request.

                                       28
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                                                               EXECUTION VERSION

                                   APPENDIX 1
                                   TRADEMARKS

                                                               EXECUTION VERSION

                                   APPENDIX 2
                                     PATENTS

                                       30
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                                                               EXECUTION VERSION

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

                                       31